UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2015

INVENT Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

814-00720	20-5655532
(Commission File Number)	(IRS Employer Identification No.)

1930 Ocean Avenue, #205, Santa Monica, CA 90405
(Address of principal executive offices) (Zip Code)

(702) 943-0320
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 13, 2015, Invent Ventures, Inc. has accepted the resignation of James Jago as Chief Financial Officer. There were no disagreements related to the resignation of Mr. Jago.

On January 14, 2015 at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors accepted the resignation of Bryan Engler, an independent member of the Board of Directors, effective January 13, 2015. Mr. Engler’s decision to resign from his position was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Concurrent with the acceptance of Mr. Engler’s resignation, the Company agreed to enter into an indemnification agreement with Mr. Engler.  The indemnification agreement will provide, among other things, that the Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless Mr. Engler against all losses, liabilities, judgments, fines, penalties, costs, expenses and other amounts that Mr. Engler reasonably incurs and that result from, arise in connection with or are by reason of Mr. Engler’s service as a director in an any other capacity for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENT VENTURES, INC.

Date:  January 14, 2015

/s/ Bryce Knight

Bryce Knight,

Chief Executive Officer